Exhibit 99.1

                   Pier 1 Imports, Inc. Reports January Sales


    FORT WORTH, Texas--(BUSINESS WIRE)--Feb. 1, 2007--Pier 1 Imports, Inc. (NYSE:PIR) reported that sales for the four-week period ended January 27, 2007 aggregated $110,668,000 a decrease of 13.7% from $128,264,000 last year, and comparable store sales declined 13.2%. Year-to-date sales of $1,502,713,000 were down 10.1% from $1,671,240,000 last year, and comparable store sales declined 11.5%.

    Pier 1 Imports, Inc. is North America's largest specialty retailer of imported decorative home furnishings and gifts with Pier 1
Imports(R) stores in 49 states, Puerto Rico, Canada, and Mexico and Pier 1 kids(R) stores in the United States. Information about the Company is available on www.pier1.com.



    CONTACT: Pier 1 Imports, Inc.
             Cary Turner, 817-252-8400